EXHIBIT 10.18

PACER INTERNATIONAL, INC.

STOCK OPTION AGREEMENT (NON-EMPLOYEE DIRECTOR) dated as of the date set forth below (this “Agreement”) between PACER INTERNATIONAL, INC., a Tennessee corporation (the “Company”), and the undersigned optionee (the “Optionee”), pursuant to the Company’s 2002 STOCK OPTION PLAN (as the same may be amended and supplemented, the “Plan”).

The Company, acting through its Board of Directors (the “Board”) or a committee thereof is granting an award under the Plan to the Optionee, on the terms and subject to the conditions contained in this Agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the Company and the Optionee hereby agree as follows:

1. Incorporation of the Plan. This Agreement is subject to the provisions of the Plan, which are hereby incorporated in their entirety into this Agreement. The Optionee hereby acknowledges receiving a copy of the Plan. By accepting and, if applicable, exercising any portion of the Option, the Optionee hereby agrees to and accepts the provisions of the Plan. Among other things, the Plan is subject to amendment by the Company, and this Agreement will be subject to such amendments as and when made. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan will control. Capitalized terms used and not defined in this Agreement have the meanings given to them in the Plan.

2. Option Grant. The Optionee is hereby granted an Option to purchase up to that number of shares of Common Stock, $.01 par value, of the Company listed on the signature page to this Agreement (collectively, the “Option Shares”) at the per share Option Price listed on the signature page to this Agreement. The number of Option Shares and the Option Price are subject to future adjustment upon the occurrence of certain events as provided in the Plan. The Option is not intended to qualify for federal income tax purposes as an incentive stock option within the meaning of Section 422 of the Code. The term of the option (the “Option Term”) shall commence on the date hereof and expire on the tenth (10th) anniversary of the date hereof, unless sooner terminated, canceled or forfeited as provided in the Plan.

3. Vesting Terms. The Option shall vest and become exercisable in annual increments of 25% of the total number of Option Shares on each anniversary of the date of this Agreement (but as to whole shares only, with any fractional shares that would otherwise vest being carried forward until the aggregate amount thereof equals a whole share), subject to the terms and conditions of this Agreement and the Plan. For purposes of this Agreement only, the Option Shares that have vested shall be referred to collectively as the “Vested Option Shares.”

4. Exercise Notice. The Optionee may exercise all or any portion of the Option, but only to the extent of the Vested Option Shares and only as to whole shares, by delivering to the Committee or its designee the written Notice required by the Plan.

5. Payment. Upon exercise of all or any portion of the Option, the Optionee may pay for the Vested Option Shares using one or more of the following forms of payment:

(a) cash (by wire transfer of immediately available funds to an account held by the Company designated by the Committee or personal or certified check payable to the Company);

(b) by surrender of shares of Common Stock which either (A) have been owned by the Optionee for more than six months and have been paid for within the meaning of Rule 144 promulgated by the SEC under the 1933 Act (and, if such shares of Common Stock were purchased from the Company or any Subsidiary thereof by means of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by the Optionee in the public market (but, subject in any case, to the applicable limitations of Rule 16b-3);

(c) in compliance with any cashless exercise program authorized by the Committee for use in connection with the Plan at the time of such exercise (but, subject in any case, to the applicable limitations of Rule 16b-3); or

(d) any combination of the methods in clauses (a) through (c) of this Section 5.

6. Miscellaneous. This Agreement and the Plan constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and supersede all previously written or oral agreements, commitments, understandings, arrangements, representations, warranties, negotiations or discussions with respect to the subject matter hereof and thereof. To be effective, any amendment, modification, supplement or waiver of any provision of this Agreement or the Plan must be expressly contained in a writing signed by a duly authorized officer of the Company.

7. Governing Law. All questions concerning the construction, interpretation and validity of this Agreement and the instruments evidencing the Options granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Tennessee, without giving effect to any choice or conflict of law provision or rule (whether in the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee, and the internal law of the State of Tennessee will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

8. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth below.

PACER INTERNATIONAL, INC.	OPTIONEE:

By:
Print Name:	Print Name:
Print Title:	Number of Shares:
Date:	Per Share Exercise Price: